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                                                                     EXHIBIT 4.6

                             CERTIFICATE OF TRUST

                                      OF

                            NIPSCO CAPITAL TRUST I


          This Certificate of Trust of Nipsco Capital Trust I (the "Trust"), dated December 17, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act
(12 Del. C. (S) 3801, et seq.)

          1. Name. The name of the business trust formed by this Certificate of Trust is NIPSCO Capital Trust I.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

          3. Effective Date. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                       CHASE MANHATTAN BANK DELAWARE,
                                       not in its individual capacity but solely as trustee


                                       By: /s/ Denis Kelly
                                           -------------------------------------
                                           Name: Denis Kelly
                                           Title: Trust Officer


                                       THE CHASE MANHATTAN BANK, not in its
                                       individual capacity but solely as trustee


                                       By: /s/ R. Lorenzen
                                           -------------------------------------
                                           Name: R. Lorenzen
                                           Title: Senior Trust Officer


                                       STEPHEN P. ADIK, not in his individual
                                       capacity but solely as trustee of the
                                       Trust


                                       /s/ Stephen P. Adik
                                       -----------------------------------------


                                       FRANCIS P. GIROT, JR., not in his
                                       individual capacity but solely as trustee of the Trust


                                       /s/ Francis P. Girot, Jr.
                                       -----------------------------------------


                                       ARTHUR A. PAQUIN, not in his individual
                                       capacity but solely as trustee of the
                                       Trust


                                       /s/ Arthur A. Paquin
                                       -----------------------------------------